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                                                                      EXHIBIT 21

                                  Subsidiaries
                                  ------------

Subsidiary                                         Jurisdiction of Incorporation
----------                                         -----------------------------

EPT DownReit, Inc.                                          Missouri
EPT DownReit II, Inc.                                       Missouri